   As filed with the Securities and Exchange Commission on August 3, 2000
                                                      Registration No. 333-78279
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                         POST EFFECTIVE AMENDMENT NO.2
                                  ON FORM S-8
                      TO FORM S-4 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*

                              ___________________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)

                              ___________________

             Maryland                                    52-11893632
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
                   (Address of principal executive offices)

             COMSAT Corporation Non-Employee Directors Stock Plan
                COMSAT Corporation 1995 Key Employee Stock Plan
                   COMSAT Corporation 1993 Stock Option Plan
                COMSAT Corporation 1990 Key Employee Stock Plan

                           (Full title of the plan)

                                ______________

                           Marian S. Block, Esquire
                 Vice President and Associate General Counsel
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland  20817
                                (301) 897-6000

   (Name and address and telephone number, including area code, of agent for service)

                              ___________________

                       CALCULATION  OF REGISTRATION  FEE

--------------------------------------------------------------------------------------------------------
Proposed                                  Proposed
                                          Maximum             Maximum
Title of                                   Amount            offering        aggregate      Amount of
securities                                 to be               price          offering    registration
to be registered                         registered          per share         price           fee
--------------------------------------------------------------------------------------------------------
1990 KEY EMPLOYEE STOCK PLAN:
Common Stock, $1.00 par value         624,831 shares        $32.56/(2)/        $/(3)/        $0/(3)/

1993 EMPLOYEE STOCK OPTION PLAN:
Common Stock, $1.00 par value         137,528 shares        $32.56/(2)/        $/(3)/        $0/(3)/

1995 KEY EMPLOYEE STOCK PLAN:
Common Stock, $1.00 par value       3,131,489 shares        $32.56/(2)/        $/(3)/        $0/(3)/

NON-EMPLOYEE DIRECTORS STOCK PLAN:
Common Stock, $1.00 par value         524,753 shares        $32.56/(2)/        $/(3)/        $0/(3)/
--------------------------------------------------------------------------------------------------------
TOTAL:                              4,418,601 shares/(1)/                      $/(3)/        $0/(3)/

                                EXPLANATORY NOTE


     Lockheed Martin Corporation ("Lockheed Martin" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-78279), declared effective on May 12, 1999, as amended by Post Effective Amendment No. 1 to such Registration Statement on Form S-4, declared effective on July 20, 1999 (as amended, the "S-4"), by filing this Post-Effective Amendment No. 2 on Form S-8 relating to up to 4,418,601 shares of common stock, $1.00 par value per share, of Lockheed Martin ("Lockheed Martin Common Stock"), issuable pursuant to the provisions of the COMSAT Corporation 1990 Key Employee Stock Plan, the COMSAT Corporation 1993 Stock Option Plan, the COMSAT Corporation 1995 Key Employee Stock Plan and the COMSAT Corporation Non-Employee Directors Stock Plan (collectively, the "Plans"), all which have been assumed by Lockheed Martin pursuant to the Merger Agreement defined and described below.

     Pursuant to the Agreement and Plan of Merger dated as of September 18, 1998 (the "Merger Agreement") among COMSAT Corporation, a District of Columbia corporation ("COMSAT"), Lockheed Martin and Deneb Corporation, a Delaware corporation and a wholly owned subsidiary of Lockheed Martin ("Deneb"), each share of COMSAT common stock, no par value, issued and outstanding immediately prior to the effective time of the merger described in the Merger Agreement was converted into the right to receive one share of Lockheed Martin Common Stock. At the effective time of the merger, each outstanding COMSAT stock option under the Plans will constitute an option to acquire the equivalent number of Lockheed Martin Common Stock that each optionee would have been entitled to receive had the optionee exercised his or her stock option before the effective date of the merger. No additional awards will be granted under the Plans.

     Before the merger, 4,418,601 shares of COMSAT common stock were reserved and expected to be issued under the Plans. Lockheed Martin registered 39,342,917 shares of Lockheed Martin Common Stock on the S-4, which included the 4,418,601 shares of Lockheed Martin Common Stock issuable pursuant to the Plans after the effective time of the merger.

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

          The following documents filed by the Registrant to which this Registration Statement relates with the Commission are incorporated by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission on March 9, 2000;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 5, 2000;

          (c) The Registrant's Current Reports on Forms 8-K filed with the Commission on January 31, 2000, April 4, 2000, April 5, 2000, April 28, 2000, July 7, 2000, July 19, 2000 and July 26, 2000; and

          (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (as amended on Form 8-B/A filed on March 9,
          1995), and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel

          The Opinion of Counsel as to the legality of the securities being registered hereby has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinion is not eligible to participate in the Plans.

Item 6.  Indemnification of Directors and Officers

          The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant.

          Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

          Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.

Item 7.  Exemption from Registration Claimed

          Not Applicable.

Item 8.  Exhibits

          See the attached Exhibit Index at page 10.


Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland.

                                    LOCKHEED MARTIN CORPORATION


Date: August 3, 2000            /s/ Marian S. Block
                                    -------------------
                                    By:  Marian S. Block
                                    Vice President and Associate General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

          Signature                             Title                             Date
          ---------                             -----                             ----
/s/ Vance D. Coffman                Chairman of the Board, and Chief           July 20, 2000
------------------------------      Executive Officer and Director
Vance D. Coffman*                   (Principal Executive Officer)


/s/ Robert J. Stevens               Executive Vice President and Chief         July 20, 2000
------------------------------      Financial Officer (Principal Financial
Robert J. Stevens*                  Officer)


/s/ Christopher E. Kubasik          Vice President and Controller              July 20, 2000
------------------------------      (Principal Accounting Officer)
Christopher E. Kubasik*


     The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

 Norman R. Augustine*                 Louis R. Hughes*
 Marcus C. Bennett*                   Caleb B. Hurtt*
 Lynne V. Cheney*                     Gwendolyn S. King*
 Vance D. Coffman*                    Eugene F. Murphy*
 James F. Gibbons*                    James R. Ukropina*
 Edward E. Hood, Jr.*                 Douglas C. Yearley*

By:  /s/ Marian S. Block
     -----------------------
     *Marian S. Block                        August 3, 2000
     (Attorney-in-fact**)

**By authority of Powers of Attorney filed with this registration statement.

EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

4.1       COMSAT Corporation Non-Employee Directors Stock Plan (as amended)(1)

4.2 Amendment to Non-Employee Directors Stock Plan, dated as of September 18, 1998(2)

4.3       COMSAT Corporation 1995 Key Employee Stock Plan (as amended)(1)

4.4       Amendment to 1995 Key Employee Stock Plan, dated as of September 18,
          1998(2)

4.5       COMSAT Corporation 1993 Stock Option Plan

4.6       COMSAT Corporation 1990 Key Employee Stock Plan (as amended)(3)

4.7       Amendment to 1990 Key Employee Stock Plan, dated as of January 15,
          1993(4)

4.8       Amendment to 1990 Key Employee Stock Plan, dated as of January 16,
          1993(5)

4.9       Amendment to 1990 Key Employee Stock Plan, dated as of September 18,
          1998(2)

5 Opinion of Counsel regarding the legality of the common stock to be issued

23.1      Consent of Independent Auditors

23.2      Consent of Counsel (included in Exhibit 5)

24        Powers of Attorney


(1) Previously filed and incorporated by reference from COMSAT's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(2)  Previously filed and incorporated by reference from COMSAT's
Solicitation/Recommendation Statement on Schedule 14D-9 filed on September 25, 1998.

(3) Previously filed and incorporated by reference from COMSAT's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.

(4) Previously filed and incorporated by reference from COMSAT's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(5) Previously filed and incorporated by reference from COMSAT's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.